SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)……………...	May 7, 2004
China Energy Ventures Corp.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)
0-28345	72-1381282
(Commission File Number)	(IRS Employer Identification No.)
Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, China	100738
(Address of Principal Executive Offices)	(Zip Code)
86-10-8518-2686
(Registrant’s Telephone Number, Including Area Code)

(Former name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2. Acquisition or Disposition of Assets.

Not Applicable

Item 3. Bankruptcy or Receivership.

Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant.

Not Applicable

Item 5. Other Events.

A)

On April 21, 2004, the board of directors of the Registrant approved a private placement of a maximum of 30,000,000 common shares of the Registrant’s common stock at $0.50 per share.  Under the terms of the private placement the Registrant had until May 7, 2004 or such other date as the Registrant chose to close on the funds.  The Registrant must file a registration statement with the U.S. Securities and Exchange Commission within 60 days of the closing date.  Should the Registrant fail to file a registration statement in the allotted time frame, the Registrant is required to issue to each purchaser of the private placement an additional 0.2 common share for each share purchased by the purchaser under the private placement.  The private placements were expressly subject to Big Sky Energy Atyrau Ltd., an Alberta corporation (“BSE Atyrau) and a 75% owned subsidiary of the Registrant, closing on the acquisition of Vector Energy West LLP, a Kazakhstan limited liability partnership.  On May 7, 2004, the Registrant accepted subscriptions totalling $6,741,875 as its first closing and issued 13,483,750 shares.  The Registrant will close the private placement prior to the end of May 2004.

B)

On April 10, 2004, BSEK Atyrau and two (2) independent third parties (“Sellers”) entered into a Sale and Purchase Agreement.  On April 12, 2004, these same parties entered into Amendment Agreement No. 1 to the Sale and Purchase Agreement dated April 10, 2004 (collectively the “Purchase Agreements”).

The Sellers together own 100% of Vector Energy West LLP, a Kazakhstan limited liability partnership (“Vector Energy”).  Under Contracts for Exploration of Hydrocarbons, Vector Energy has the subsoil use rights at the Atyrau and Lima-2 block.

The Atyrau license covers an area of 10,518 km2.  The Atyrau field is located on the north shore of the Caspian Sea, near the city of Atyrau.  This block has some 33 salt domes identified by seismic. Of these, 13 post salt prospects have been identified and drilled; resulting in four commercial fields.  The Kazakh government has assigned 172 million barrels of potential reserves to 8 of these post salt prospects on this block.

The Liman-2 license covers an area of 4,110 km2.  The Liman-2 field is located immediately west of the Atyrau license on the north shore of the Caspian Sea.  This block has some 10 un-drilled salt domes.  The Kazakh government has assigned 167 million barrels of potential reserves to 4 of these prospects.

Under the terms of the Purchase Agreements, the Sellers agreed to sell their interest in Vector Energy to BSE Atyrau in exchange for $4,430,000 which was determined by a valuation of the Atyrau and Liman-2 licences performed by PetroGlobe (Canada) Ltd.  BSE Atyrau had performed all its obligations under the Purchase Agreements including payment of the purchase price as of May 11, 2004.

The funds to complete this transaction came from the proceeds of the private placement undertaken by the Registrant described under A) above.

C)

As part of its obligations under the Purchase Agreements, BSE Atyrau entered into an Agreement for Assignment of the Creditor’s Rights (“Assignment Agreement”) with Vector Energy and Lorgate Management Inc., a British Virgin Islands corporation, whereby BSE Atyrau purchased the rights of Lorgate Management under an Agreement for Financing No. LM-61, dated June 23, 2003, and its amendments, entered into with Vector Energy. Pursuant to such agreement and amendments, Lorgate Management Inc. lent $505,000 to Vector Energy at an interest rate of 10% per annum.  Pursuant to the terms of the Assignment Agreement, BSE Atyrau paid $570,000 to Lorgate Management Inc. on May 10, 2004. The amount of $570,000 is now treated as an inter-company loan from BSE Atyrau to Vector Energy.

The funds to make this payment to Lorgate Management Inc. came from the proceeds of the private placement undertaken by the Company described under A) above.

D)

China Energy Ventures Corp. moved its principal business office to Unit 1003, W2, Oriental Plaza, #1   East Chang An Avenue, Dong Chen District, Beijing, China on April 1, 2004.

Item 6. Resignations of Registrant’s Directors.

Not Applicable

Item 7. Financial Statements and Exhibits.

(a) Financial Statements

(1) Financial Statements of the Business Acquired.

It is impractical to provide the required financial statements for Vector Energy West LLP at the date of the filing of this Form 8-K.  The required financial statements will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(2) Pro Forma Financial Information.

It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K.  The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(b) Exhibits:

Exhibit No.	Description
10.60	Sale and Purchase Agreement between Big Sky Energy Atyrau Ltd., Batys Petroleum LLP and Glushich Victor Petrovich dated April 10, 2004
10.61	Amendment Agreement No. 1 to the Sale and Purchase Agreement Dated April 10, 2004 between Big Sky Energy Atyrau Ltd., Batys Petroleum LLP and Glushich Victor Petrovich dated April 12, 2004
10.62	Agreement for Assignment of the Creditor’s Rights between Vector Energy West LLP, Lorgate Management Inc. and Big Sky Energy Atyrau Ltd. dated April 10, 2004

Item 8. Change in Fiscal Year.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY VENTURES CORP.
(Registrant)
Date:	May 18, 2004	By:	/s/ Matthew Heysel
Matthew Heysel Chairman, Chief Executive Officer and Director